As filed with the Securities and Exchange Commission on November 1, 2023

Registration No. 333-75762

Registration No. 333-130651

Registration No. 333-159918

Registration No. 333-211908

Registration No. 333-218273

Registration No. 333-238628

Registration No. 333-255878

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-75762

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-130651

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-159918

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-211908

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-218273

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-238628

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-255878

UNDER
THE SECURITIES ACT OF 1933

Bunge Global SA

(Exact Name of Registrant as specified in its charter)

Switzerland	98-1743397
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

 Route de Florissant 13,

1206 Geneva, Switzerland

(Address of Registered Office and Principal Executive Offices)(Zip Code)

1391 Timberlake Manor Parkway

Chesterfield, Missouri 63017

(Address of Corporate Headquarters)(Zip Code)

Bunge Savings Plan

Bunge Savings Plan - Supplement A

Bunge Retirement Savings Plan

2009 Bunge Equity Incentive Plan (f/k/a 2009 Bunge Limited Equity Incentive Plan)

Bunge 2016 Equity Incentive Plan (f/k/a Bunge Limited 2016 Equity Incentive Plan)

Bunge 2017 Non-Employee Directors Equity Incentive Plan (f/k/a Bunge Limited 2017 Non-Employee Directors Equity Incentive Plan)

(Full Title of the Plan)

Lisa Ware-Alexander, Esq.

Vice President, Deputy General Counsel and Corporate Secretary

Bunge Limited

1391 Timberlake Manor Parkway

Chesterfield, Missouri, 63017

(314) 292-2000

(Telephone number, including area code, of agent for service)

Robert A. Profusek

Joel T. May

Jones Day

1221 Peachtree St N.E., Suite 400

Atlanta, Georgia 30361

(404) 581-8967

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) and are being filed pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”), by Bunge Global SA, a Swiss corporation (the "Registrant"), as the successor issuer to Bunge Limited, a Bermuda company ("Bunge Bermuda"), pursuant to a share exchange transaction effected by a scheme of arrangement under Bermuda law (as described further below):

•	File No. 333-75762, as filed with the Commission on December 21, 2001.

•	File No. 333-130651 as filed with the Commission on December 23, 2005.

•	File No. 333-159918, as filed with the Commission on June 11, 2009.

•	File No. 333-211908, as filed with the Commission on June 7, 2016.

•	File No. 333-218273, as filed with the Commission on May 25, 2017.

•	File No. 333-238628, as filed with the Commission on May 20, 2020.

•	File No. 333-255878, as filed with the Commission on May 7, 2021.

On October 31, 2023, the Registrant received approval from the Supreme Court of Bermuda of a Scheme of Arrangement under Bermuda law (the “Scheme of Arrangement”) that would change the place of incorporation of the ultimate parent company of the Registrant and its subsidiaries from Bermuda to Switzerland (the “Redomestication”). The Scheme of Arrangement became effective upon receipt of the court approval and the filing of such approval with the Bermuda Registrar of Companies on October 31, 2023, and each previously outstanding common share of Bunge Bermuda, par value $0.01 per share (the “Common Shares”), was exchanged for one registered share of the Registrant, par value $0.01 per share (the “Registered Shares”).

In connection with the Redomestication, the Registrant has assumed the 2009 Bunge Equity Incentive Plan, Bunge 2016 Equity Incentive Plan, and Bunge 2017 Non-Employee Directors Equity Incentive Plan (collectively, the “Plans”), including the obligation to deliver shares under the Plans for the outstanding awards issued thereunder, or otherwise pursuant to the terms of the Plans. In connection with the Registrant’s assumption, the Plans were amended such that, where applicable, (i) references to Bunge Bermuda were replaced with references to the Registrant, (ii) references to Common Shares were replaced with references to Registered Shares, (iii) references to the Bye-laws of Bunge Bermuda were replaced with references to the Organizational Regulations of the Registrant, (iv) references to the Memorandum of Association of Bunge Bermuda were replaced with references to the Registrant, and (v) references to Bunge Bermuda in the titles if the Plans were replaced with “Bunge”. Consequently, the Registered Shares will henceforth be issuable under the Plans in lieu of the Common Shares.

In accordance with paragraph Rule 414 under the Securities Act, the Registrant hereby expressly adopts the Registration Statements as its own registration statements (except as specifically amended by these Post-Effective Amendments) for all purposes of the Securities Act and the and the Securities Exchange Act of 1934, as amended. The information contained in this Post-Effective Amendment sets forth additional information necessary to reflect any material changes made in connection with or resulting from the Redomestication or necessary to keep the Registration Statements from being misleading in any material respect.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission ("SEC") allows the Registrant to "incorporate by reference" the information that it files with the SEC, which means:

•	Incorporated documents are considered part of this registration statement;

•	We can disclose important information by referring the reader to these documents, which may be documents that we previously have filed with the SEC or that we will file with the SEC in the future; and

•	Information that we file with the SEC will automatically update and supersede this registration statement and any previously incorporated information.

The Registrant incorporates by reference the documents or portions of documents listed below which were filed with the SEC under the Exchange Act:

•	Bunge Bermuda’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023;

•	Bunge Bermuda’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 3, 2023, August 9, 2023 and October 26, 2023, respectively;

•	Bunge Bermuda’s Current Reports on Form 8-K filed with the SEC on February 8, 2023, March 29, 2023, May 3, 2023, May 15, 2023, June 26, 2023, July 11, 2023, September 8, 2023, October 6, 2023, October 13, 2023 and November 1, 2023;

•	The Registrant's Current Report on Form 8-K filed with the SEC on November 1, 2023; and

•	The description of the Registrant's registered shares contained in its Current Report on Form 8-K12G, on November 1, 2023.

The Registrant also incorporates by reference filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed with the SEC after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Although this area of law is unsettled in Switzerland, the Registrant believes, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that, under Swiss law, the Registrant may indemnify the members of its board of directors and its officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the member of the board of directors or officer concerned. The Registrant's articles of association make indemnification of members of the board of directors and officers and advancement of expenses to defend claims against members of the board of directors and officers mandatory on the part of the Registrant to the fullest extent allowed by Swiss law. Swiss law permits the Registrant, or each member of the board of directors or officer individually, to purchase and maintain insurance on behalf of such members of the board of directors and officers. The Registrant plans to obtain such insurance from one or more third party insurers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description
3.1	Memorandum of Association (filed as Exhibit 3.1 to the Registrant's Form 8-K filed on November 1, 2023 and incorporated herein by reference)
3.2	Organizational Regulations (filed as Exhibit 3.2 to the Registrant's Form 8-K filed on November 1, 2023 and incorporated herein by reference)
5.1	Opinion of Consent of Homburger AG as to the registrant, regarding the legality of the securities being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Homburger AG (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Bunge Savings Plan, as amended
99.2	Bunge Savings Plan - Supplement A, as amended
99.3	Bunge Retirement Savings Plan, as amended
99.4	2009 Bunge Equity Incentive Plan, as amended and restated (filed as Exhibit 10.1 to the Registrant's Form 8-K filed on November 1, 2023 and incorporated herein by reference)
99.5	Bunge 2016 Equity Incentive Plan, as amended and restated (filed as Exhibit 10.2 to the Registrant's Form 8-K filed on November 1, 2023 and incorporated herein by reference)
99.6	Bunge 2017 Non-Employee Director Equity Incentive Plan, as amended and restated (filed as Exhibit 10.3 to the Registrant's Form 8-K filed on November 1, 2023 and incorporated herein by reference)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on November 1, 2023.

Bunge Global SA

By:	/s/ John W. Neppl
John W. Neppl
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Gregory A. Heckman, John N. Neppl and J. Matt, Simmons, Jr. and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Heckman
Gregory A. Heckman	Chief Executive Officer and Director	November 1, 2023

/s/ John W. Neppl
John W. Neppl	Executive Vice President and Chief Financial Officer	November 1, 2023

/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr.	Controller and Principal Accounting Officer	November 1, 2023

/s/ Eliane Aleixo Lustosa de Andrade
Eliane Aleixo Lustosa de Andrade	Director	November 1, 2023

/s/ Sheila Bair
Sheila Bair	Director	November 1, 2023

/s/ Carol M. Browner
Carol M. Browner	Director	November 1, 2023

/s/ Bernardo Hees
Bernardo Hees	Director	November 1, 2023

/s/ Michael Kobori
Michael Kobori	Director	November 1, 2023

/s/ Monica McGurk
Monica McGurk	Director	November 1, 2023

/s/ Kenneth Simril
Kenneth Simril	Director	November 1, 2023

/s/ Henry W. (Jay) Winship
Henry W. Winship	Director	November 1, 2023

/s/ Mark N. Zenuk
Mark N. Zenuk	Director and Chair of the Board of Directors	November 1, 2023